Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-82953 and 333-18929, Form S-8 Nos. 333-108162, 333-39299, 33-54084, 33-32692, 2-66654, 333-118976, and 333-118977) of Noble Energy, Inc. of our report dated January 18, 2005, with respect to the financial statements of Atlantic Methanol Production Company, LLC included in this Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ UHY Mann Frankfort Stein & Lipp, CPA’s, LLP

March 11, 2005

Houston, Texas